EXHIBIT 10.1
AGREEMENT
     THIS AGREEMENT (the “Agreement”), dated as of January 5, 2007, is made and entered into by and among Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), and Richard R. Burnham (“Employee”).
WITNESSETH:
     WHEREAS, Employee and the Company are party to that certain Amended and Restated Employment Agreement of Richard R. Burnham, made and entered into as of February 28, 2002 (the “Employment Agreement”), a true and correct copy of which is attached hereto as Exhibit A;
     WHEREAS, the Company and Employee have mutually agreed to the termination of the Employment Agreement and to the resignation of Employee as an officer of the Company and its subsidiaries (except that Employee will remain Chairman of the Board of the Directors of the Company (the “Board”)), without further obligation of either party under the Employment Agreement (except to the extent that any such obligations are expressly incorporated herein), effective as of January 1, 2007 (the “Effective Time”);
     WHEREAS, upon the termination of the Employment Agreement and the resignation of Employee as an officer of the Company, the Company desires to retain the services of Employee, and Employee desires to be employed by the Company as an at-will employee and to continue to serve as Chairman of the Board, upon the terms and conditions set forth in this Agreement; and
     WHEREAS, capitalized terms not defined herein shall have the meanings given such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, and promises set forth herein, and for other good a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:
     1. Termination of Employment Agreement. Effective as of the Effective Time, Employee hereby resigns as an officer of the Company and each of its subsidiaries, except that Employee will continue to serve as Chairman of the Board as provided in Section 2(c). In connection with Employee’s resignation, the parties hereby agree that the Employment Agreement shall be terminated in full, except as set forth in Section 4, without any further action on the part of the Company or Employee and, except as set forth in Section 4, thereafter shall be of no further force or effect. From and after the date of termination of the Employment Agreement, Employee shall not be entitled to receive any further wages, compensation, or benefits arising pursuant to the Employment Agreement, and neither the Company nor Employee shall have any rights or obligations thereunder, other than as provided in Section 4.
     2. Continued Services.
          (a) At Will Employment. Effective as of the termination of the Employment Agreement and Employee’s resignation as an officer of the Company pursuant to Section 1 hereof, and subject to such terms and conditions as are set forth in this Agreement, the Company hereby retains Employee as an employee to perform such services on behalf of the Company as may be mutually agreed to in writing by the Company and Employee, and Employee hereby accepts such employment from the Company. The Company has the right to terminate the Employee’s employment under this Section 2(a) at will (for any reason or no reason), and, in the event the Company exercises such right of termination, the Company shall pay to Employee any compensation or benefits due Employee pursuant to Section 2(b) through and including the date of such termination, and thereafter the Company shall have no further obligation to Employee hereunder or otherwise, except as required by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or other applicable law; provided, however, that Employee will continue to receive the applicable compensation described in Section 2(c) for so long as he continues to serve as a director of the Company.
          (b) Employee Benefits. The Company agrees to provide Employee with such health insurance and other benefits as are generally made available to the Company’s common law employees for so long as Employee remains in the employ of the Company.
          (c) Service on the Board of Directors. On and after the Effective Time, Employee will remain the Chairman of the Board; provided that, the Company may, in its discretion, remove Employee from the position of Chairman of the Board at any time after the Effective Time; provided, further, however, that in no event may the Company remove Employee as a director of the Company. During the time Employee continues to serve as Chairman of the Board, Employee shall be entitled to receive compensation from the Company commensurate with the compensation paid to non-employee directors of the Company, including but not limited to any annual retainer fee and per-meeting fees, and shall also be entitled to receive an annual fee for serving as Chairman of the Board, which amounts will be recommended by the compensation committee and approved by the Board for each year. For 2007, each non-employee director of the Company shall be entitled to receive an annual retainer fee of $50,000, and the Chairman of the Board shall also be entitled to receive an annual fee of $15,000, and, in each case, such amounts shall be payable to Employee on a semi-monthly basis in accordance with the Company’s regular payroll practices. In the event the Company removes Employee as Chairman of the Board, he shall be entitled to continue to receive the compensation described in this Section 2(c) except for any annual or other fees payable solely to the Chairman of the Board.
          (d) Withholding. All amounts payable pursuant to this Agreement shall be paid less applicable payroll deductions.
     3. Equity Awards and Agreements. Employee hereby represents and warrants that, except for the equity award agreements described in Exhibit B hereto (the “Equity Agreements”), he is not a party to any stock option, stock appreciation right, restricted stock, or similar agreement granting Employee the right to acquire or benefit from the appreciation in value of the capital stock of the Company or any of its subsidiaries. The Company hereby agrees that, notwithstanding any contrary provision in the Equity Agreements, all stock options, restricted shares, and/or other equity awards granted to Employee pursuant to the Equity Agreements that are unvested as of the Effective Time shall continue to vest in accordance with their terms for so long as Employee remains an employee of the Company. In addition, all vested stock options held by Employee as of the Effective Time shall remain exercisable by Employee until the later of (a) the date such stock options expire by their terms, or (b) the date that is two years following the date Employee ceases to be an employee of the Company for any reason. Subject to the terms of this Section 3, each of the Equity Agreements shall remain in full force and effect.
     4. Survival of Employment Agreement. The following provisions of the Employment Agreement are incorporated herein by reference, shall survive the Effective Date, and shall continue in full force and effect notwithstanding any other provision of this Agreement:
          (a) All definitions contained in the Employment Agreement;
          (b) Section 4 of the Employment Agreement (“Confidentiality”);
          (c) Section 5 of the Employment Agreement (“Item Ownership”); and
          (d) Section 6 of the Employment Agreement (“Non-Competition Agreement”).
          Except as otherwise specifically provided in this Section 4, all of the parties’ rights and obligations under the Employment Agreement are extinguished upon the effectiveness of this Agreement.
     5. Additional Provisions.
          (a) Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder, shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:

To Employee:	To the Company:

Richard R. Burnham	Odyssey HealthCare, Inc.
2505 Woodbridge Trail	717 N. Harwood, Suite 1500
Mansfield, Texas 76063	Dallas, Texas 75201

With a copy to:

P. Gregory Hidalgo
Vinson & Elkins LLP
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
or to such other address or addresses as any party hereto may from time to time specify in writing in a notice given to the other party in compliance with this Section 5(a). Notices shall be deemed given upon the earlier of actual receipt or three days after mailing in accordance with this Section 5(a).
          (b) Prior Agreements. With the exception of (i) the Equity Agreements, (ii) that certain Indemnification Agreement, dated November 30, 2000, by and between the Company and Employee, which is attached hereto as Exhibit C, and (iii) those provisions of the Employment Agreement that are specifically incorporated by reference herein in Section 4 (i.e., Sections 4, 5 and

6 of the Employment Agreement), this Agreement integrates the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement and any other dealings between the parties, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof, or any claims that might have ever been made by one party against the other. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement. There are no unwritten oral or verbal understandings, agreements, or representations of any sort whatsoever, it being stipulated that the rights of the parties shall be governed exclusively by this Agreement.
          (c) Modification and Waiver. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
          (d) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages that together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.
          (e) Successors and Assigns. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation, and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by either party.
          (f) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable for any reason, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
          (g) Injunctive Relief. Employee acknowledges that money damages would be both incalculable and an insufficient remedy for breach by Employee of any of the provisions of the

Employment Agreement that are specifically incorporated by reference herein by Section 4 (i.e., of Section 4, 5, or 6 of the Employment Agreement, which shall be referred to in this Section 5(g) as the “Incorporated Employment Agreement Provisions”) and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach by Employee of the Incorporated Employment Agreement Provisions. The parties agree that the only circumstance in which disputes between them will not be subject exclusively to arbitration pursuant to the provisions in Section 5(n) is in connection with a breach of the Incorporated Employment Agreement Provisions by Employee.
          (h) Governing Law. This Agreement has been executed and delivered in, and shall be interpreted, construed, and enforced pursuant to and in accordance with the laws of the State of Texas (without giving effect to principles of conflict of law) and, where applicable, the laws of the United States.
          (i) Choice of Forum. The parties consent to venue in Dallas County, Texas, and to the exclusive jurisdiction of competent state courts or federal courts in Dallas County, Texas, for all litigation which may be brought, subject to the requirement for arbitration in Section 5(n), with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The parties further consent to the non-exclusive jurisdiction of any state court located within a district which encompasses assets of a party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such party.
          (j) Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.
          (k) Third Party Beneficiaries. Except as provided in Section 5(e) of this Agreement, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.
          (l) Construction. This Agreement shall be deemed drafted equally by all the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, or sections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural, (ii) “and” and “or” are each used both conjunctively and disjunctively, (iii) “any,” “all,” “each,” or “every” means “any and all, and each and every,” (iv) “includes” and “including” are each “without limitation,” and (v) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection.

          (m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses (including attorneys fees and expenses) incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses.
          (n) Arbitration. Except as otherwise provided in Section 5(g), the Company and Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“Claims”), whether or not arising out to this Agreement, the Employment Agreement, or Employee’s employment (or resignation or termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against Employee or that Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise. Claims covered by this Section 5(n) also include claims by Employee for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, or any other factor) and retaliation. The Company and Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as are applicable to the Claims being arbitrated. If a party refuses to honor its obligations under this Section 5(n), the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the Claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Section 5(n), including any Claim that all or part of this Agreement is void or voidable and any Claim that an issue is not subject to arbitration; provided that the arbitrator will not have the power to add or ignore any of the terms and conditions of this Agreement, and the arbitrator’s decision will not go beyond what is necessary for the interpretation, application, and enforcement of this Agreement and the obligations of the parties pursuant to this Agreement. The parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 5(n), the party in whose favor the arbitrator renders the award shall be entitled to recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator’s orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this Section 5(n), including any order, decision, or award of the arbitrator, shall be kept confidential by all parties. EMPLOYEE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EMPLOYEE IS WAIVING ANY RIGHT THAT EMPLOYEE MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY EMPLOYEE, EXCEPT AS PROVIDED IN SECTION 5(g).
[Signature Page to follow.]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by an officer thereof thereunto duly authorized, and Employee has hereunto set his hand, as of the day and year first above written.

ODYSSEY HEALTHCARE, INC.
By:	/s/ Robert A. Lefton
	Name:	Robert A. Lefton
	Title:	President and Chief Executive Officer

/s/ Richard R. Burnham
RICHARD R. BURNHAM

EXHIBIT A
Amended and Restated Employment Agreement of Richard R. Burnham

EXHIBIT B
Equity Agreements

EXHIBIT C
Indemnification Agreement